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Exhibit 10.23


            Description of Executive Officer Retention Arrangements


The Company has agreed that, for the period from May 9, 2005 through May 9, 2006, the Company either (i) will not terminate an executive officer without cause with less than six months' notice or (ii) will provide the executive officer with salary continuation and medical benefits for the period beginning on the date of termination without cause and ending on the date that is six months from the date on which notice of termination was provided to the executive officer.